UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CHINA GREEN AGRICULTURE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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October 27, 2011
Dear Stockholder:

On behalf of the Board of Directors of China Green Agriculture, Inc. (the “Company” or “we”), I invite you to attend our 2011 Annual Meeting of Stockholders (the “Annual Meeting”).  We hope you can join us.  The Annual Meeting will be held:

At:	Beijing Gufeng Chemical Products Co., Ltd
No. 6 Mafang Logistics Park
Pinggu, Beijing, People’s Republic of China

On:	December 9, 2011

Time:	10:00 a.m., local time

The Notice of Annual Meeting of Stockholders, the Proxy Statement, the proxy card, and our 2011 Annual Report accompany this letter.

At the Annual Meeting, we will report on important activities and accomplishments of the Company and review the Company’s financial performance and business operations.  You will have an opportunity to ask questions and gain an up-to-date perspective on the Company and its activities, and to meet certain directors and key executives of the Company.

As discussed in the enclosed Proxy Statement, the Annual Meeting will also be devoted to (i) the election of directors, (ii) a non-binding advisory vote on executive compensation, a so-called “Say-on-Pay” proposal, (iii) a non-binding advisory vote on the frequency of the advisory vote on executive compensation, a so-called “Say-When-on-Pay” proposal, and (iv) consideration of any other business matters properly brought before the Annual Meeting.

We know that many of our stockholders will be unable to attend the Annual Meeting.  We are soliciting proxies so that each stockholder has an opportunity to vote on all matters that are scheduled to come before the stockholders at the Annual Meeting.  Whether or not you plan to attend, please take the time now to read the Proxy Statement and vote via the Internet or, if you prefer, submit by mail a paper copy of your proxy or voter instructions card, so that your shares are represented at the meeting.  You may also revoke your proxy or voter instructions before or at the Annual Meeting.  Regardless of the number of Company shares you own, your presence in person or by proxy is important for quorum purposes and your vote is important for proper corporate action.

Thank you for your continuing interest in China Green Agriculture, Inc.  We look forward to seeing you at the Annual Meeting.

If you have any questions about the Proxy Statement, please contact us at China Green Agriculture, Inc., 3rd Floor, Borough A, Block A. No. 181, South Taibai Road, Xian, Shaanxi Province, People’s Republic of China 710065.

Sincerely,

Tao Li
President and Chief Executive Officer

TABLE OF CONTENTS

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS	4
PROXY STATEMENT	5
PROPOSAL 1 – ELECTION OF DIRECTORS	8
PROPOSAL 2 – ADVISORY VOTE ON EXECUTIVE COMPENSATION	11
PROPOSAL 3 – ADVISORY VOTE ON FREQUENCY OF VOTE ON EXECUTIVE COMPENSATION	12
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	13
EXECUTIVE COMPENSATION	15
REPORT OF THE COMPENSATION COMMITTEE	17
EXECUTIVE COMPENSATION TABLES	18
PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL	21
DIRECTOR COMPENSATION	22
CORPORATE GOVERNANCE	24
REPORT OF THE AUDIT COMMITTEE	27
STOCKHOLDER PROPOSALS	28
ANNUAL REPORT ON FORM 10-K	28
OTHER MATTERS	28

CHINA GREEN AGRICULTURE, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

to be held on

December 9, 2011

To the Stockholders of CHINA GREEN AGRICULTURE, INC.:

Notice is hereby given that the Annual Meeting of Stockholders (the “Annual Meeting”) of China Green Agriculture, Inc., a Nevada corporation (the “Company”), will be held on Friday, December 9, 2011, at 10:00 a.m., local time, at the headquarters of our wholly-owned subsidiary Beijing Gufeng Chemical Products Co., Ltd, located at No. 6 Mafang Logistics Park, Pinggu, Beijing, People’s Republic of China for the following purposes:

1.
To elect five persons to the Board of Directors of the Company, each to serve until the next annual meeting of stockholders of the Company or until such person shall resign, be removed or otherwise leave office;

2.	To hold a non-binding advisory vote on executive compensation, a so-called “Say-on-Pay” proposal;

3.	To hold a non-binding advisory vote on the frequency of the advisory vote on executive compensation, a so-called “Say-When-on-Pay” proposal; and

4.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Only stockholders of record at the close of business on October 17, 2011 (the “Record Date”) are entitled to notice and to vote at the Annual Meeting and any adjournment or postponement thereof.  In accordance with the rules of the Securities and Exchange Commission, we will post our proxy materials on the Internet beginning on October 28, 2011, the date we will mail Notices of Internet Availability of Proxy Materials (and, to the extent required or appropriate, full sets of proxy materials) to the holders of record and beneficial owners of our common stock as of the close of business on the Record Date.

A Proxy Statement describing the matters to be considered at the Annual Meeting is attached to this Notice. Our 2011 Annual Report accompanies this notice, but it is not deemed to be part of the Proxy Statement.

It is important that your shares are represented at the Annual Meeting.  We urge you to review the attached Proxy Statement and, whether or not you plan to attend the Annual Meeting in person, please vote your shares promptly by casting your vote via the Internet or, if you receive a full set of proxy materials by mail or request one be mailed to you, and prefer to mail your proxy or voter instructions, please complete, sign, date, and return your proxy or voter instructions card in the pre-addressed envelope provided, which requires no additional postage if mailed in the United States.  You may revoke your vote by submitting a subsequent vote over the Internet or by mail before the Annual Meeting, or by voting in person at the Annual Meeting.

If you plan to attend the meeting, please notify us of your intentions.  This will assist us with meeting preparations.  If your shares are not registered in your own name and you would like to attend the Annual Meeting, please follow the instructions contained in the Notice of Internet Availability of Proxy Materials and any other information forwarded to you by your broker, trust, bank, or other holder of record to obtain a valid proxy from it.  This will enable you to gain admission to the Annual Meeting and vote in person.

By Order of the Board of Directors,

Tao Li Chairman of the Board

October 27, 2011

CHINA GREEN AGRICULTURE, INC.
3rd Floor, Borough A, Black A. No. 181
South Taibai Road, Xi’an, Shaanxi Province
People’s Republic of China 710065

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

This Proxy Statement and the accompanying proxy are being furnished with respect to the solicitation of proxies by the Board of Directors of China Green Agriculture, Inc., a Nevada corporation (the “Company” or “we”), for our 2011 Annual Meeting of Stockholders (the “Annual Meeting”).  The Annual Meeting will be held on Friday, December 9, 2011, at 10:00 a.m., local time, and at any adjournment(s) or postponement(s) thereof, at the headquarters of our wholly-owned subsidiary, Beijing Gufeng Chemical Products Co., Ltd. (“Gufeng”), located at No. 6 Mafang Logistics Park, Pinggu, Beijing, People’s Republic of China.

The date on which the Proxy Statement and form of proxy card are intended to be sent or made available to stockholders is October 28, 2011.

The purposes of the Annual Meeting are to seek stockholder approval of the following proposals: (i) electing five (5) directors to our Board of Directors (the “Board”), (ii) a non-binding advisory vote on executive compensation, a so-called “Say-on-Pay” proposal, and (iii) a non-binding advisory vote on the frequency of the advisory vote on executive compensation, a so-called “Say-When-on-Pay” proposal.  We will also transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Who May Vote

Only stockholders of record of our common stock, par value $.001 per share, as of the close of business on October 17, 2011 (the “Record Date”) are entitled to notice and to vote at the Annual Meeting and any adjournment or adjournments thereof.

A list of stockholders entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten days prior to the Annual Meeting, during office hours, at our executive offices located at 3rd Floor, Borough A, Block A. No. 181, South Taibai Road, Xian, Shaanxi Province, People’s Republic of China 710065, by contacting our Chief Financial Officer.

The presence at the Annual Meeting of one-third of the outstanding shares of our common stock as of the Record Date, in person or by proxy, is required for a quorum.  Should you submit a proxy or voter instructions, even though you abstain as to one or more proposals, or you are present in person at the Annual Meeting, your shares shall be counted for the purpose of determining if a quorum is present.

Broker “non-votes” are not included for the purposes of determining whether a quorum of shares is present at the Annual Meeting.  A broker “non-vote” occurs when a nominee holder, such as a brokerage firm, bank or trust company, holding shares of record for a beneficial owner does not vote on a particular proposal because the nominee holder does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

As of the Record Date, we had issued and outstanding 26,941,859 shares of our common stock. Each record holder of our common stock on the Record Date is entitled to one vote for each share then held on all matters to be voted at the Annual Meeting.  No other class of voting securities was then outstanding.

Voting Your Proxy

You may vote by proxy over the Internet by following the instructions provided in the Notice of Internet Availability of Proxy Materials mailed to you or your household.  If you have received printed copies of the proxy materials by mail, or if you request printed copies of the proxy materials by mail by following the instructions on the Notice of Internet Availability of Proxy Materials, you can also vote by mail by completing, dating, and signing the proxy or voter instructions card and mailing it in the pre-addressed envelope provided, which requires no additional postage if mailed in the United States.  You may submit your vote over the Internet until 11:59 pm, EST, on December 7, 2011.  If you vote by mail, please be aware that we can recognize your vote only if we receive it by close of business on the day before the Annual Meeting.

You may also vote in person at the Annual Meeting.  If your shares are held through a broker, trust, bank, or other nominee, please refer to the Notice of Internet Availability of Proxy Materials and any other information forwarded to you by such holder of record to obtain a valid proxy from it.  You will need to bring this legal proxy with you to the Annual Meeting in order to vote in person.

The shares represented by any proxy duly given will be voted at the Annual Meeting in accordance with the instructions of the stockholder.  If no specific instructions are given, the shares will be voted FOR the election of the nominees for director set forth herein, FOR the approval of our executive compensation as disclosed in this Proxy Statement, and FOR holding the non-binding advisory vote on executive compenstion every three years.  In addition, if other matters come before the Annual Meeting, the persons named in the accompanying form of proxy will vote in accordance with their best judgment with respect to such matters.

Each share of our common stock outstanding on the Record Date will be entitled to one vote on all matters. Under Proposal 1 (Election of Directors), the five candidates proposed for election as directors at the Annual Meeting are uncontested. In uncontested elections, directors are elected by majority of the votes cast at the Annual Meeting. In counting the votes cast, only those cast “for” and “against” a matter are included.  Please note that you cannot vote “against” a nominee for director, although you may withhold your vote from a nominee.

Shares which abstain or which are withheld from voting as to a particular matter, and shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as shares voting on such matter. Accordingly, abstentions, withheld votes, and “broker non-votes” will have no effect on the voting on matters that require the affirmative vote of a plurality or a majority of the votes cast or the shares voting on the matter.

Stockholders have no cumulative voting rights or dissenter’s or appraisal rights relating to the matters to be acted upon at the Annual Meeting.

Revoking Your Proxy

Even if you submit a proxy or voter instructions, you may revoke your proxy and change your vote. You may revoke your proxy or voter instructions by submitting a new proxy or voter instructions over the Internet by using the procedure to vote your shares online described in the Notice of Internet Availability of Proxy Materials.  You may also revoke your proxy by mail by requesting a copy be mailed to you, executing a subsequently dated proxy or voter instructions card, and mailing it in the pre-addressed envelope, which requires no additional postage if mailed in the United States.  You may also revoke your proxy by your attendance and voting in person at the Annual Meeting.  Mere attendance at the meeting will not revoke a proxy or voter instructions.  We will vote the shares in accordance with the directions given in the last proxy or voter instructions submitted in a timely manner before the Annual Meeting.  You may revoke your vote over the Internet until 11:59 pm, EST, on December 7, 2011.  If you revoke your vote by mail, please be aware that we can recognize the revoked vote only if we receive it by close of business on the day before the Annual Meeting.

If the Annual Meeting is postponed or adjourned for any reason, at any subsequent reconvening of the Annual Meeting, all proxies will be voted in the same manner as the proxies would have been voted at the original convening of the Annual Meeting (except for any proxies that have at that time effectively been revoked or withdrawn), even if the proxies had been effectively voted on the same or any other matter at a previous meeting.

You are requested, regardless of the number of shares you own or your intention to attend the Annual Meeting, to vote your shares as described above.

Solicitation of Proxies

We will pay the expenses relating to the solicitation of proxies. We may solicit proxies by mail, and our officers and employees may solicit proxies personally or by telephone and will receive no extra compensation from such activities. We will reimburse brokerage houses and other nominees for their expenses incurred in sending proxies and proxy materials to the beneficial owners of shares held by them.

Delivery of Proxy Materials to Households

Only one copy of our 2011 Annual Report, this Proxy Statement, and/or Notice of Internet Availability of Proxy Materials, as applicable, will be delivered to an address where two or more stockholders reside with the same last name or whom otherwise reasonably appear to be members of the same family based on the stockholders’ prior express or implied consent.

We will deliver promptly upon written or oral request a separate copy of the 2011 Annual Report, this Proxy Statement, and/or Notice of Internet Availability of Proxy Materials, as applicable, upon such request.  If you share an address with at least one other stockholder, currently receive one copy of our annual report, proxy statement, and/or Notice of Internet Availability of Proxy Materials at your residence, and would like to receive a separate copy of our annual report, proxy statement, and Notice of Internet Availability of Proxy Materials for our future stockholder meetings, please follow the instructions for requesting materials indicated on the Notice of Internet Availability of Proxy Materials sent to your residence and specify this preference in your request.

If you share an address with at least one other stockholder and currently receive multiple copies of annual reports, proxy statements, or Notices of Internet Availability of Proxy Materials, and you would like to receive a single copy of annual reports, proxy statements, or Notices of Internet Availability of Proxy Materials, please follow the instructions for requesting materials indicated on the Notice of Internet Availability of Proxy Materials sent to you and specify this preference in your request.

Interest of Officers and Directors in Matters to Be Acted Upon

None of our officers or directors has any interest in any of the matters to be acted upon at the Annual Meeting.

PROPOSAL 1
ELECTION OF DIRECTORS

General

Our Bylaws provide that our Board of Directors shall be comprised of not less than one (1) director nor more than nine (9) directors, and directors are elected annually at the annual shareholders meeting. The Board of Directors is currently comprised of five (5) directors and will be comprised of five (5) directors effective immediately following the election if all the nominees are elected.

The Board of Directors has nominated for election five (5) persons as directors. Each nominee, except for Ms. Yiru Shi, currently serves as one of our directors. All of the nominees have consented to serve as directors. If a nominee should not be available for election as contemplated, the proxy holders will vote for a substitute designated by the current Board of Directors. We are not aware of any nominee who will be unable or who will decline to serve as a director.

Directors Nominees

Director Nominee	Position/Title	Age

Tao Li	Chairman of the Board of Directors	45

Yu Hao	Director	46

Yizhao Zhang	Director	41
	Chairman of the Audit Committee
	Compensation Committee Member
	Nominating Committee Member

Lianfu Liu	Director	73
	Chairman of the Nominating Committee
	Audit Committee Member
	Compensation Committee Member

Yiru Shi	Director Nominee	38

For information as to the shares of our common stock beneficially owned by each nominee, see the section “Securities Ownership of Certain Beneficial Owners and Management”, and as to other Board matters, see the section “Corporate Governance.”

The following are biographical summaries for our nominees for election as directors:

Tao Li, Chairman of the Board of Directors, Chief Executive Officer and President since December 26, 2007. Mr. Li has served as the President and CEO of Shaanxi TechTeam Jinong Humic Acid Product Co., Ltd., our wholly-owned subsidiary (“Jinong”), since 2000. Mr. Li established Xi’an TechTeam Industry (Group) Co., Ltd. in 1996 and established Jinong in 2000. Mr. Li is also currently the Chairman of Kingtone Wirelessinfo Solution Holding Ltd, a NASDAQ listed company.  He graduated from Northwest Polytechnic University in Xi’an, China with a Master’s degree in heat and metal treatment. Mr. Li is the current Vice Chairman of the China Green Food Association. Previously, he has held positions at the World Bank Loan Office of China Education Commission, National Key Laboratory for Low Temperature Technology, and Northwest Polytechnic University. Mr. Li is active in Shaanxi Province business and trade organizations including as a member of the CPPCC Shaanxi Committee, the Shaanxi Provincial Decision-Making Consultation Committee, Vice Chairman of the Shaanxi Provincial Federation of Industry and Commerce, Vice President of the Shaanxi Overseas Friendship Association, Vice Chairman of the Shaanxi Provincial Credit Association, Vice Chairman of the Shaanxi Provincial Youth Entrepreneurs Association, Vice Chairman of the Xi’an Municipal Federation of Industry and Commerce and Vice Chairman of the Xi’an Municipal Youth Entrepreneurs Association.  Mr. Li, as the founder of our company, has been critical to our success and his experience brings to the board of directors an irreplaceable perspective with respect to our business and the industry in which we compete.  These attributes make Mr. Li an ideal candidate to serve as our Chairman.

Yu Hao, Director since December 26, 2007. Mr. Hao had served as our interim Chief Financial Officer from December 26, 2007 through April 23, 2008. Mr. Hao has also served as the Director of Finance at Jinong since 2002. Prior to that, he was a financial manager for Shaanxi Fengxiang Automobile Repair Plant, and Shaanxi Baoji Xinsanwei Import & Export Trading Co., Ltd. Mr. Hao holds a degree in Accounting from Northwest Institute of Light Industry.  We believe that Mr. Hao’s knowledge of our company’s history and day-to-day operations and his experience in accounting and finance in the PRC qualify him to serve a director of our company.

 Yizhao Zhang, Director, Chairman of Audit Committee, Compensation Committee Member and Nominating Committee Member. He has served as a director of our company since March 27, 2008. Mr. Zhang has over 14 years of experience in portfolio investment, corporate finance, and accounting. From August 2009 to August 2010, he was the Chief Financial Officer of Universal Travel Group (NYSE: UTA). From August 2008 to January 2009, he was the Chief Financial Officer of Energroup Holdings Corp.  From May 2007 through May 2008, he was Chief Financial Officer of Shengtai Pharmaceutical Inc. From April 2006 through December 2006, he was the Deputy Chief Financial Officer of China Natural Resources, Inc., a NASDAQ-listed company. From April 2005 through April 2006, he was the vice president and senior manager in Chinawe Asset Management Consultancy Limited, a US public company which mainly manages non-performing loan assets in China. Previously, he worked from a foreign exchange and common stock trader to a portfolio manager in the South Financial Service Corporation from 1993 to 1999.  Mr. Zhang is a certified public accountant in Delaware, and a member of the American Institute of Certified Public Accountants (AICPA).  Mr. Zhang received a bachelor degree in Economics from Fudan University, Shanghai in 1992 and obtained an MBA degree with Financial Analysis and Accounting concentrations from the State University of New York, University at Buffalo in 2003. Currently Mr. Yizhao Zhang is a director of China Education Alliance, Inc., a NYSE listed company, and China Carbon Graphite, Inc, an OTCBB company, respectively. He is also a director of a Hong Kong Stock Exchange listed company, Kaisa Group Holdings Ltd., which is one of the biggest property developers in mainland China. We believe Mr. Zhang’s extensive financial and accounting experience with various publicly traded companies qualifies Mr. Zhang to serve as an independent director of our company and serve as the Chairman of our Audit Committee.

Lianfu Liu, Director, Chairman of Nominating Committee, Audit Committee Member and Compensation Committee Member. Mr. Liu has served as a director of our company since December 26, 2007.  Mr. Liu has served as the Chairman of the China Green Food Association since 1998. From 1992 to 1998, Mr. Liu was a Director and Senior Engineer for the China Green Food Development Center. Prior to that, Mr. Liu was a Vice Director of the PRC Ministry of Agriculture. Mr. Li graduated from Beijing Forestry University and studied soil conservation.  We believe Mr. Liu’s experience in the agricultural industry in the PRC allows him to bring a unique perspective as an independent director of our company.

Yiru Shi, Director Nominee. Ms. Shi previously served as an as an independent director for Kingtone Wirelessinfo Solution Holding Ltd (Nasdaq: KONE) from March 2010 to July 2011.  Prior to that, Ms. Shi served as chief financial officer of China Infrastructure Construction Inc. from December 2009 to October 2010. Previously, she served as chief financial officer of Shengtai Pharmaceutical Inc. from 2008 to December 2009. Prior to that, Ms. Shi served as Audit Manager at Kabani & Co. Inc. from 2005 to 2008. Ms. Shi graduated from the University of California, Irvine with a MBA degree in 2003 and Beijing Polytechnic University in 1997 with a Bachelor’s degree in Computer Science and International Trade and Business. Ms. Shi is a CPA in the United States and is fluent in English and Chinese.  We believe Ms. Shi’s technical accounting background, strong academic credentials and substantial experience as a director and officer of other public companies qualifies Ms. Shi to serve on, and be a significant addition to, our Board of Directors.

The following is the biography of Mr. Robert B. Fields, who currently serves as a director of our company, but who is not up for reelection at the Annual Meeting:

Robert B. Fields, Director, Chairman of Compensation Committee, Audit Committee Member and Nominating Committee Member.  Mr. Fields has served as a director of our company since February 7, 2010.  Since 2001, Mr. Fields has served as the Chairman of ActForex, Inc., a New York fully hosted management service provider of proprietary software for currency trading with over 20,000 registered traders. Since August 3, 2010, Mr. Fields has served as an independent director of Sun River Energy, Inc. (OTCBB: SNRV). From April 25, 2008 to June 28, 2010, Mr. Fields served as an independent director, member of Audit Committee and member of Compensation Committee of SkyPeople Fruit Juice, Inc.(Amex: SPU).  In June 2000, Mr. Fields was appointed to the Board of Statmon Technologies, Inc. (OTCBB: STCA) and continues to serve on that board as well as to serve as Chairman of Statmon’s Audit Committee. From June 2005 through May 31, 2006, Mr. Fields served on the Board of Directors and as Chairman of the Audit Committee of Genoil Inc. (OTCBB: GNOLF.OB). From 1999 to 2002, Mr. Fields was Executive Advisor to Laidlaw Global Corp. (AMEX). From 1997 to 1998, Mr. Fields served as Vice Chairman and, from 1997 to 1999, as a director of Laidlaw Ship Funding Ltd. Mr. Fields was President of the Friars National Association Foundation, Inc., a philanthropy of the arts based in New York for the last three yeas, and since 1998 Mr. Fields has held various officer positions with the organization and is currently a trustee. From 1995 to 1998 he was a director of Hospital Staffing Services, Inc. (NYSE), and prior to that Mr. Fields also served as President and CEO of L’Express Inc., a New Orleans based interstate regional airline, EVP of American Finance Group in Boston, and as a director and on the Audit Committee of Flight International Group of Newport News, Virginia, a public company. Additionally, Robert Fields was managing director of Equifund, L.P. Since 1979 he has served as the President of Tradestar Ltd., his wholly owned consulting firm that specializes in asset appreciation. Additionally, since 2006, Mr. Fields has served as the managing member of Petrofields LLC, based in New York.  Mr. Xia’s capital market and financial experience qualified him to serve as a director of company and to provide us necessary guidance as a U.S. public company.  We believe Mr. Fields’ extensive experience as a director of many public companies, his financial experience and diversified business acumen qualify him to serve as an independent director of our company and to provide us necessary guidance as a U.S. public company.

Executive Officers of the Company

Executive Officers	Position/Title	Age

Tao Li	Chief Executive Officer and President	45

Ken Ren	Chief Financial Officer	35

Qing Xin Jiang	Chief Executive Officer of Beijing Gufeng Chemical Products Co., Ltd	41

The following is the biographical summaries of Mr. Ken Ren, our Chief Financial Officer, and Mr. Qing Xin Jiang, the Chief Executive Officer of Beijing Gufeng Chemical Products Co., Ltd., our wholly-owned PRC subsidiary acquired in July 2010 (“Gufeng”).  Mr. Li’s biographical summary is set forth above with the director nominees.

Ken Ren.  Mr. Ren has served as the Chief Financial Officer of our company since April 23, 2010.  Prior to joining our company, he served as a capital market analyst for the Federal Home Loan Bank of Des Moines since April 2009, where he analyzed, priced, and assisted in trading investments and issuing debt, conducted hedges and performed relative value analysis in the bank’s capital market group.  From March 2008 to April 2009, Mr. Ren served as a senior investment associate at an asset management subsidiary of Wells Fargo, which provides money management services to institutional clients.  Prior to that, Mr. Ren served as a portfolio analyst at Risk, Valuation and Analytics department, GMAC-ResCap from January 2007 through December 2007, where he was responsible for risk analytics in managing the credit residual portfolio. He worked in the ABS task force for Commerzbank from December 2007 to March 2008. Mr. Ren received a Ph.D. degree in Operations Research in 2006, and a M.S. degree in Computational Finance in 2004, both from Purdue University.

Qing Xin Jiang.  Mr. Jiang has served as the Chairman and Chief Executive Officer of Gufeng, our wholly-owned subsidiary we acquired in July 2010, since Mr. Jiang founded Gufeng in 2000.  Prior to that, Mr. Jiang held a position with the Pinggu Government of Beijing, where he was in charge of Pinggu township enterprises. Mr. Jiang graduated from Bejing Agricultural College and obtained a bachelor's degree in economics.

Vote Required and Board of Directors’ Recommendation

Assuming a quorum is present, the affirmative vote of a plurality of the votes cast at the Meeting, either in person or by proxy, is required for the election of a director. For purposes of the election of directors, abstentions and broker non-votes will have no effect on the result of the vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE
FOR THESE NOMINEES.

PROPOSAL 2

ADVISORY VOTE ON EXECUTIVE OFFICER COMPENSATION

We seek a non-binding advisory vote from our stockholders to approve the compensation of our executive officers as described under “Executive Compensation — Compensation Discussion and Analysis” and the tabular disclosure regarding named executive officer compensation (together with the accompanying narrative disclosure) in this proxy statement.

This proposal gives our stockholders the opportunity to express their views on our executive officer compensation. Because your vote is advisory, it will not be binding upon the Board of Directors. However, the Compensation Committee will take into account the outcome of the vote when making future executive officer compensation decisions.

As we discuss below in our Compensation Discussion and Analysis, we believe that our compensation policies and decisions are designed to deliver a performance-based pay philosophy, are aligned with the long-term interests of our stockholders and are competitive. Our principal compensation policies, which enable us to attract and retain talented executive officers to lead us in the achievement of our business objectives, include:

•	We make annual cash compensation decisions based on assessment of the our performance against measurable financial goals, as well as each executive’s individual performance.

•
We emphasize long-term incentive compensation awards that collectively reward executive officers based on our performance, external and internal peer equity compensation practices, and the executive officer’s job responsibilities.

•	We design pay practices to retain a highly talented and experienced senior executive team.

•	We encourage stock ownership by our senior executive officers.

As a result, we are presenting this proposal, which gives you as a stockholder the opportunity to approve our executive officer compensation as disclosed in this proxy statement by voting for or against the following resolution:

RESOLVED, that the compensation paid to the company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby ratified and approved.

THE BOARD OF DIRECTORS BELIEVES THAT THE COMPENSATION OF OUR EXECUTIVE OFFICERS IS APPROPRIATE AND UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE EXECUTIVE OFFICER COMPENSATION AS DESCRIBED IN THE COMPENSATION DISCUSSION AND ANALYSIS AND THE COMPENSATION TABLES AND OTHERWISE IN THIS PROXY STATEMENT.

PROPOSAL 3

ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE TO APPROVE OUR
EXECUTIVE OFFICER COMPENSATION PRACTICES

We seek a non-binding advisory vote from our stockholders regarding the desired frequency for holding a non-binding advisory vote to approve the compensation of our executive officers as described in our annual proxy statements.

This proposal gives our stockholders the opportunity to express their views as to whether the non-binding advisory vote on our executive officer compensation practices should occur every one, two, or three years. Because your vote is advisory, it will not be binding upon the Board of Directors. However, the Board of Directors will take into account the outcome of the vote when deciding the frequency of the non-binding advisory vote on our future executive officer compensation decisions.

We recommend that a non-binding advisory vote to approve the compensation of our executive officers as described in our annual proxy statements occur every three years. We believe that holding this vote every three years will be the most effective timeframe because it will provide our Board of Directors and Compensation Committee with sufficient time to engage with our stockholders following each such vote, to understand any concerns our stockholders may have, and to implement any changes they deem appropriate in response to the vote results. In addition, one aspect of our executive compensation philosophy is the alignment of our executive officers’ long-term interests with those of our stockholders, and a vote every three years will provide stockholders with additional time to evaluate the effectiveness of our executive compensation philosophy as it relates to our performance. Nevertheless, although it is our current intention to hold such advisory vote every three years, we may determine that a different frequency is appropriate, either in response to the vote of our stockholders on this Proposal or for other reasons.

While we believe our recommendation is appropriate at this time, the stockholders are not voting to approve or disapprove our recommendation, but are instead asked to provide an advisory vote on whether the non-binding advisory vote on the approval of our executive officer compensation practices should be held every one, two or three years. The option among those choices that obtains a plurality of votes cast by the shares present or represented by proxy and entitled to vote at the Annual Meeting will be deemed to have received the advisory approval of our stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS CAST THEIR ADVISORY VOTES IN FAVOR OF HOLDING THE NON-BINDING ADVISORY VOTE TO APPROVE OUR EXECUTIVE OFFICER COMPENSATION PRACTICES EVERY THREE YEARS.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of October 17, 2011, the Record Date, with respect to the beneficial ownership of our common stock, the sole outstanding class of our voting securities, by (i) any person or group owning more than 5% of each class of voting securities, (ii) each director, (iii) each executive officer and (iv) all executive officers and directors as a group.

As of October 17, 2011, an aggregate of 26,941,859 shares of our common stock were outstanding.

Title of Class	Name and Address of Beneficial Owners (1) (2)	Amount and Nature of Beneficial Ownership		Percent of Class (3)

	Greater Than 5% Shareholders
Common Stock	Tao Li	9,092,826	(4)	33.7%

Common Stock	Qing Xin Jiang	1,677,769	(5)	6.2%

	Directors and Executive Officers
Common Stock	Tao Li President, Chief Executive Officer and Chairman of the Board	Same as above		Same as above
Common Stock	Qing Xin Jiang Chief Executive Officer of Gufeng	Same as above		Same as above
Common Stock	Ken Ren Chief Financial Officer	30,000		*
Common Stock	Yizhao Zhang Director	22,667	(6)	*
Common Stock	Yu Hao Director	17,166		*
Common Stock	Robert B. Fields Director	12,667	(7)	*
Common Stock	Lianfu Liu Director	12,667	(8)	*
Common Stock	Yiru Shi Director Nominee	0
	All executive officers and directors as a group	10,865,762		40.2%

*     Represents a percentage that is less than 1%.

(1)
Pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), a person has beneficial ownership of any securities as to which such person, directly or indirectly, through any contract, arrangement, undertaking, relationship or otherwise has or shares voting power and/or investment power or as to which such person has the right to acquire such voting and/or investment power within 60 days.

(2)
Unless otherwise stated, each beneficial owner has sole power to vote and dispose of the shares and the address of such person is c/o China Green Agriculture, Inc., 3rd Floor, Borough A, Block A. No. 181, South Taibai Road, Xian, Shaanxi Province, People’s Republic of China 710065.

(3)
In determining the percent of common stock owned by the beneficial owners, (a) the numerator is the number of shares of common stock beneficially owned by such owner, including shares the beneficial ownership of which may be acquired, within 60 days upon the exercise of the options, if any, held by the owner; and (b) the denominator is the sum of (i) the total 26,941,859 shares of common stock outstanding as of October 17, 2011, and (ii) the number of shares underlying the options, which such owner has the right to acquire upon the exercise of the options within 60 days (for those who have options).

(4)
Includes (i) 60,065 shares of common stock issuable upon the exercise of vested stock options, (ii) 497,387 shares held by Mr. Li’s wife, and (iii) 897,387 shares held by Mr. Li’s son.  Mr. Li disclaims beneficial ownership with respect to the shares held by his wife and son.

(5)
Includes 910,373 shares held in escrow (the “Escrowed Shares”) pursuant to a certain Supplementary Agreement dated July 1, 2010 we entered into with Mr. Qing Xin Jiang and Ms. Qiong Jia (the “Supplementary Agreement”) in connection with our acquisition of Gufeng and its wholly-owned subsidiary, Beijing Tianjuyuan Fertilizer Co., Ltd., a company organized under the laws of the People’s Republic of China. Pursuant to the terms of the Supplementary Agreement, Mr. Jiang has the right to vote the Escrowed Shares and the Escrowed Shares will be released to him if Gufeng achieves certain financial performance targets and other business objectives as set forth in the Supplementary Agreement.

(6)	Includes 6,667 shares of common stock issuable upon the exercise of vested stock options.

(7)	Includes 6,667 shares of common stock issuable upon the exercise of vested stock options.

(8)	Includes 6,667 shares of common stock issuable upon the exercise of vested stock options.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

This section contains a discussion of the material elements of compensation awarded to, earned by or paid to our principal executive officer, our principal financial officer, and our other executive officers whose total compensation exceeded $100,000 during the fiscal year ended June 30, 2011. Accordingly, our “Named Executive Officers” are Mr. Tao Li, our Chairman, President and Chief Executive Officer, and Mr. Ken Ren, our Chief Financial Officer.

Our Board of Directors established the Compensation Committee to assist with the analysis and determination of the compensation structure for our executive officers.  Our Compensation Committee, consisting of three independent directors, reviews and approves, or in some cases recommends for the approval of the full Board of Directors, the annual compensation for our executive officers. Typically, management recommends to the Compensation Committee compensation package proposals based on prevailing compensation standards in our industry, which in turn reviews and approves such proposals. Our Compensation Committee may consult with the executive officers to form consensus on such packages. Our executive officers may discuss any disagreements and needed amendment to such proposals with our Compensation Committee before such proposals are finalized and approved by the Compensation Committee.

In the fiscal year ended June 30, 2010, we retained Compensation Resources, Inc. (“Compensation Resources”), a U.S.-based independent compensation consulting company, to assist us in the development of a more comprehensive and competitive executive compensation program.  Compensation Resources conducted a study based on a group of similarly situated companies and made recommendations with respect to our executive compensation packages.  The peer group of companies consisted of:

Agfeed Industries Inc. (FEED)	Griffin Land & Nurseries Inc. (GRIF)
Alico Inc. (ALCO)	Harbin Electric, Inc. (HRBN)
American Soil Technologies Inc. (SOYL.OB)	HQ Sustainable Maritime Industries, Inc. (HQS)
China Agritech Inc. (CAGC)	ML Macadamia Orchards LP (NNUT.PK)
China Fire & Security Group, Inc. (CFSG)	New Oriental Energy & Chemical Corp (NOEC)
China Transinfo Technology Corp. (CTFO)	RINO International Corporation (RINO)
Clean Diesel Technologies, Inc. (CDTID)	Shandong Zhou Yuan Seed and Nursery Co., Ltd. (SZSN.PK)
Converted Organics Inc. (COIN)	Tiens Biotech Group USA Inc. (TBV)
Diatect International Corp. (DI8.F)	Yongye International, Inc. (YONG)
Energroup Holdings Corp. (ENHD.OB)

Based in part on the recommendations of Compensation Resources, in our fiscal year ending June 30, 2010 we adopted the compensation objectives set forth below and the elements of executive compensation described herein and continued such policies in our fiscal year ended June 30, 2011.

Compensation Objectives

Our compensation objectives are as follows:

•
We strive to provide competitive executive compensation programs that will help to attract highly qualified individuals necessary for our continued growth. Once an executive is hired, our goal is to retain and motivate them to achieve higher levels of performance and be appropriately rewarded for that effort.

•
Compensation programs emphasize a “pay-for-performance” concept, in which an individual’s future monetary growth and career advancement are dependent upon maintaining and exceeding our recognized levels of quality and performance, while supporting our recognized vision and goals. Future individual monetary growth is dependent upon our financial performance as well as individual performance.

•
Compensation and benefits are competitive with the local labor markets in which we compete, and focus also will be given to companies that operate in the agriculture, feed, and fertilizer industries. Peer companies will typically have annual revenues that are one-half to double that of us, for the purposes of compensation benchmarking.

•
We provide an executive compensation package consisting of base salary, incentives (short term & long term), and benefits that are consistent with similar positions at our recognized competitors. Each component addresses individual and company performance with a focus on long-term profitable growth and shareholder return, competitive conditions, and our overall financial performance.

•
Cash compensation is targeted near the 50th percentile of the marketplace in which we compete. Increases in compensation will be based on an individual’s evaluated performance against pre-established objectives and the achievement of goals, with the opportunity for above-market compensation based on superior performance. We are a fiscally conservative company and our compensation programs will reflect this as well.

•
Competitive incentive compensation is based upon the achievement of expected performance targets, with substantial upside potential tied to exceptional contribution and goal attainment, resulting in above-market compensation. We believe that maximizing shareholder value and return, as well as profitable growth are key to the success of the business, and we create incentive plans that align this vision with our pay programs.

•
Measurable performance goals and objectives are developed by management, consistent with our identified business strategies and financial objectives. Performance metrics include both quantitative and qualitative elements, which are established on an annual basis and consistent with our organizational objectives.

•	All compensation programs are administered without regard to race, religion, national origin, color, sex, age, or disability, and adhere to all local laws and regulations.

Elements of Compensation

Base Salary

Our approach is to pay our executives a base salary that is competitive with those of other executive officers in similar positions and with similar responsibilities in our peer group of competitive companies. We believe that a competitive base salary is a necessary element of any compensation program that is designed to attract and retain talented and experienced executives. We also believe that attractive base salaries can motivate and reward executives for their overall performance.  The base salary of each Named Executive Officer is reviewed annually by our Compensation Committee with input from management.

Based on these objectives and philosophies, on March 31, 2011, our Compensation Committee approved a new cash compensation plan for certain of our employees and our directors and executive officers, effective for the fiscal year ending June 30, 2011 (the “2011 Cash Plan”). Pursuant to the 2011 Cash Plan (i) our Chairman and Chief Executive Officer, Mr. Tao Li, was entitled to a base salary of $300,000, (ii) our Chief Financial Officer, Mr. Ken Ren, was entitled to a base salary of $160,000, and (iii) each of our independent directors, consisting of Yizhao Zhang, Robert B. Fields and Lianfu Liu, was entitled to a base salary of $24,000.

Discretionary Bonus

Consistent with our emphasis on performance incentive compensation programs, our executives are eligible to receive quarterly and annual cash incentive bonuses primarily based upon their performance and the performance of our company as measured against predetermined goals. For the year ended June 30, 2011, these goals were determined with the help of Compensation Resources’s suggestions for the year ended June 30, 2010 and with input from management and our Compensation Committee.

The 2011 Cash Plan provides for aggregate cash bonuses (the “Cash Bonus”) payable to (i) Mr. Li in the amount of up to 40% of his base salary, or $120,000, and (ii) Mr. Ren in the amount of up to 35% of his base salary, or $56,000.  According to the 2011 Cash Plan, 20% of the Cash Bonus is payable at the end of each quarter of the year ending June 30, 2011 (the “Quarterly Bonuses”), and 20% of the Cash Bonus is payable at the end of the fiscal year ending June 30, 2011 (the “Year-End Bonus”), if we achieve certain revenue and operating income targets set for each period.  For the payment of the Quarterly Bonuses, both the revenue and operating income targets must be achieved for that quarter.

With respect to the Year-End Bonus, the 2011 Cash Plan sets forth three target levels of revenue and operating income targets for the year ending June 30, 2011: (i) the “Base Target”, (ii) the “Threshold Target”, which equals 80% of the revenue and operating income targets of the Base Target, and (iii) the “Maximum Target”, which equals 110% of the revenue and operating income targets of the Base Target.  If the Base Target is achieved, the full Year-End Bonus is payable.  If the Threshold Target is achieved, 70% of the Year-End Bonus is payable, and if the Maximum Target is achieved, 110% of the Year-End Bonus is payable.  Additionally, with respect to each of these three target levels, if only the revenue component is met for such target, 70% of the amount payable for achieving such target will be paid.   Alternatively, if only the operating income component is met for such target, 30% of the amount payable for achieving such target will be paid.

Stock-Based Awards under the Equity Incentive Plan

In addition to base salary and cash bonuses, the other key component of executive compensation we provide to our Named Executive Officers is equity-based compensation. In October 2009, our Board of Directors adopted our 2009 Equity Incentive Plan (the “Incentive Plan”), which was approved by our shareholders at our annual shareholders meeting in December 2009. The Incentive Plan gives us the ability to grant stock options, stock appreciation rights (SARs), restricted stock and other stock-based awards to employees or consultants of our company or of any subsidiary of our company and to non-employee members of our advisory board or our Board of Directors or the board of directors of any of our subsidiaries. The Board of Directors and the Compensation Committee believe the ability to grant stock options and make other stock-based awards under the Incentive Plan is an important factor in attracting, stimulating and retaining qualified and distinguished personnel with proven ability and vision to serve as employees, officers, consultants or members of the Board of Directors or advisory board of our company and our subsidiaries, and to chart our course towards continued growth and financial success.

During the year ended June 30, 2011, under the Incentive Plan, our Compensation Committee granted (i) 38,000 shares of restricted stock to Mr. Tao Li, our Chairman and Chief Executive Officer, (ii) 30,000 shares of restricted stock to Mr. Ken Ren, our Chief Financial Officer, (iii) 8,000 shares of restricted to Mr. Yizhao Zhang, an independent director of our company, and (iv) 6,000 shares of restricted stock to each of Mr. Robert B. Fields and Mr. Lianfu Liu, both independent directors of our company (the “2011 Stock Grants”).  The 2011 Stock Grants all vest in two equal installments on June 2, 2011 and December 31, 2011.

Additionally, in consideration for Mr. Zhang’s past services to our company, our Compensation Committee granted Mr. Zhang an additional 8,000 shares of restricted stock which vested on April 31, 2011.

The Compensation Committee approved the cancellation of the following unvested options to purchase our common stock held by our officers and directors:

•
Options to purchase 25,000 shares of common stock granted to Mr. Tao Li at an exercise price of $14.70 per share, vesting on December 31, 2011 if the Company achieved certain revenue and operating income targets for the fiscal year ending June 30, 2011;

•
Options to purchase 20,129 shares of common stock granted to Mr. Tao Li at an exercise price of $14.70 per share, vesting in two equal installments on September 30, 2011 and 2012 if the Company achieved certain revenue and operating income targets for the year ended June 30, 2010, which targets were achieved;

•
Options to purchase 3,333 shares of common stock granted to Mr. Yizaho Zhang at an exercise price of $14.70 per share, vesting on December 31, 2011 if the Company achieved certain revenue and operating income targets for the fiscal year ending June 30, 2011;

•
Options to purchase 3,333 shares of common stock granted to Mr. Lianfu Liu at an exercise price of $14.70 per share, vesting on December 31, 2011 if the Company achieved certain revenue and operating income targets for the fiscal year ending June 30, 2011; and

•
Options to purchase 3,333 shares of common stock granted to Mr. Robert B. Fields at an exercise price of $14.02 per share, vesting on December 31, 2011 if the Company achieved certain revenue and operating income targets for the fiscal year ending June 30, 2011.

Retirement or Pension Benefits

Currently, we do not provide any company sponsored retirement benefits to any employee, including the Named Executive Officers.

Deferred Compensation

We do not have any qualified or nonqualified deferred compensation plans.

Perquisites

Historically, we have provided our Named Executive Officers with minimal perquisites and other personal benefits that we believe are reasonable. We do not view perquisites as a significant component of compensation, but do believe they can be useful in attracting, motivating and retaining the executive talent for which we compete. We believe that these additional benefits assist our Named Executive Officers in performing their duties and provide time efficiencies for them. It is expected that our historical practices regarding perquisites will continue and will be subject to periodic review by our board of directors.

Compensation Committee Report on Executive Compensation

The following report has been submitted by the Compensation Committee of our Board of Directors:

The Compensation Committee of our Board of Directors has reviewed and discussed our Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in our definitive proxy statement on Schedule 14A for our 2011 annual meeting, which is incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended June 30, 2011, each as filed with the Commission.

Compensation Committee of the Board of Directors
Respectfully submitted,

Robert B. Fields, Chairman
Lianfu Liu
Yizhao Zhang

The foregoing Compensation Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filing of our company under the Securities Act or the Exchange Act, except to the extent we specifically incorporate this Compensation Committee Report by reference therein.

Summary of Executive Compensation

The following table sets forth information concerning cash and non-cash compensation we and/or our subsidiaries paid to our Named Executive Officers during each of the three fiscal years ended June 30, 2011, 2010 and 2009.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year Ended	Salary ($)		Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Tao Li	June 30, 2011	$300,000		$104,400	$269,040	—	—	—	—	$673,440
Chief Executive Officer,	June 30, 2010	$189,000		$43,200	$643,125	$124,432	—	—	—	$999,757
President and Chairman of the Board	June 30, 2009	$129,000		—	—	—	—	—	—	$129,000

Ken Ren	June 30, 2011	$160,000		$48,720	$212,400	—	—	—	—	$421,120
Chief Financial Officer	June 30, 2010	20,000	(3)	—	—	—	—	—	—	$20,000

(1)
The amounts reported in this column reflect the fair value on the grant date of the restricted stock awards granted to our Named Executive Officers.  These values are determined by multiplying the number of shares granted by the closing price of our common stock on the trading day immediately preceding the grant date.  The dollar amounts do not necessarily reflect the dollar amounts of compensation actually realized or that may be realized by our Named Executive Officers.

(2)
The amounts reported in this column reflect the fair value on the grant date of the option awards granted to our Named Executive Officers. These values are determined under the principles used to calculate the grant date fair value of equity awards for purposes of our financial statements. The dollar amounts do not necessarily reflect the dollar amounts of compensation actually realized or that may be realized by our Named Executive Officers. For a discussion of the assumptions and methodologies used to value the awards reported in this column, please see Note 14 in Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2011.

(3)	Represents the portion of Mr. Ren’s annual salary of $120,000 paid during the period from April 23, 2010, the date he became our Chief Financial Officer, and the end of the fiscal year.

Grants of Plan-Based Awards

The following table sets forth information regarding grants of awards to Named Executive Officers during the year ended June 30, 2011:

GRANTS OF PLAN-BASED AWARDS

All
								Other	All
								Stock	Other		Grant
								Awards:	Option		Date
								Number	Awards:	Exercise	Fair
		Estimated Future Payouts						of	Number	or	Value
		Under						Shares	of	Base	of Stock
		Non-Equity Incentive Plan			Estimated Future Payouts Under			of	Securities	Price of	and
		Awards			Equity Incentive Plan Awards			Stock or	Underlying	Option	Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	Awards	Awards
Name	Date	($)	($)	($)	(#)	(#)	($)	(#)	(#)	($ /Sh)(1)	($)(2)
Tao Li	3/31/2011	—	—	—	—	—	—	38,000	—	—	$269,040
Ken Ren	3/31/2011	—	—	—	—	—	—	30,000	—	—	$212,400

(1)	The exercise price for all options is equal to the closing market price of our common stock on the trading day immediately preceding the grant date.

(2)
With respect to the stock option awards, these values are determined under the principles used to calculate the grant date fair value of equity awards for purposes of our financial statements. For a discussion of the assumptions and methodologies used to value the option awards reported in this column, please see Note 14 in Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2011.  With respect to the restricted stock awards, the grant date fair value is calculated by multiplying the number of shares granted by the closing price on the trading day immediately preceding the grant date.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Employment Agreements

We have entered into employment agreements with each of our Named Executive Officers. The material terms of those employment agreements are summarized below.

Tao Li.  Pursuant to an employment agreement between Jinong and Mr. Tao Li dated January 16, 2008, Mr. Li is employed by Jinong as its Chairman of the Board and Chief Executive Officer for a term of five years.  The agreement will be automatically renewed on the same terms and conditions for successive additional five-year periods unless either party provides written notice of termination at least 60 days prior to the end of any five-year term. The agreement is terminable immediately, or upon 30-days prior written notice, upon the occurrence of certain events. The agreement provides for an annual salary of RMB60,000 (approximately $8,508).

In addition, on March 31, 2011, our Compensation Committee approved an increase in Mr. Li’s base salary to an aggregate total of $300,000 (inclusive of the RMB60,000 payable by Jinong), which is not set forth in his employment agreement.

Ken Ren.  Pursuant to our employment agreement with Mr. Ken Ren, Mr. Ren will serve as our Chief Financial Officer for a term of one year and is entitled to annual compensation consisting of base salary of $120,000 per year.  The agreement will automatically renew for an additional year unless either party provides notice of termination 60 days prior to the end of the current term.  Either party may terminate the agreement upon prior written notice, and we may terminate the agreement at any time for cause without prior written notice. On March 31, 2011, our Compensation Committee approved an increase in Mr. Ren’s base salary to $160,000.

Description of Plan Based  Awards

The equity incentive awards reported in the above table entitled “Grants of Plan Based Awards” were granted under, and are subject to, the terms of our 2009 Equity Incentive Plan (the “Incentive Plan”). The Incentive Plan is administered by the Compensation Committee. The Compensation Committee has authority to interpret the plan provisions and make all required determinations under the Incentive Plan.

With respect to all restricted stock grants disclosed herein, if we terminate the grantee’s employment or affiliation with us for any reason, all unvested portions of such restricted stock grants are forfeited.  Any shares of restricted stock that do not vest for failure to meet the requisite performance targets will also be forfeited.

With respect to all non-qualified stock option grants disclosed herein, if we terminate the grantee’s employment or affiliation with us for any reason, all unvested options are forfeited.  If the grantee’s employment or affiliation with us is terminated voluntarily by the grantee or by us for cause, all vested options are also terminated.  In the event we terminate the grantee’s employment or affiliation with us without cause, the grantee has the lesser of ninety (90) days or the remaining term of the option to exercise any vested options.  If we terminate the grantee’s employment or affiliation with us due to death or disability, the grantee has the lesser of twelve (12) months or the remaining term of the option to exercise any vested options.  In the case of non-qualified options subject to performance based vesting, any options which do not vest for failure to meet the requisite performance targets will be forfeited.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information on all restricted stock and stock option awards held by our Named Executive Officers as of June 30, 2011.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

		Option Awards (1)					Stock Awards
Equity
									Equity	Incentive
									Incentive	Plan
									Plan	Awards:
									Awards:	Market or
				Equity					Number	Payout
				Incentive			Number	Market	of	Value of
				Plan			of	Value of	Unearned	Unearned
				Awards:			Shares	Shares	Shares,	Shares,
		Number of	Number of	Number of			or Units	or Units	Units or	Units or
		Securities	Securities	Securities			of Stock	of Stock	Other	Other
		Underlying	Underlying	Underlying			That	That	Rights	Rights
		Unexercised	Unexercised	Unexercised	Option		Have	Have	That	That
		Options	Options	Unearned	Exercise	Option	Not	Not	Have Not	Have Not
		(#)	(#)	Options	Price	Expiration	Vested	Vested	Vested	Vested
Name		Exercisable	Unexercisable	(#)(2)	($)	Date	(#)	($)	(#)	($)
Tao Li	(2)	50,000	—	—	$14.70	1/3/2015	—	—	—	—
	(3)	20,129	—	—	$14.70	1/3/2015	—	—	—	—
	(4)	—	—	—	—	—	25,000	$124,500	—	—
	(5)	—	—	—	—	—	5,102	$25,408	—	—
	(6)	—	—	—	—	—	19,000	$94,620	—	—
Ken Ren	(7)	—	—	—	—	—	15,000	$74,700	—	—

(1)	The exercise price for all options is equal to the closing market price of our common stock on the trading day immediately preceding the grant date.

(2)
On January 3, 2010, Mr. Li was granted performance-based options to purchase 75,000 shares of common stock, of which (i) 25,000 shares vested on February 2, 2010, (ii) 25,000 vested on December 31, 2010 since we achieved certain net sales and operating income targets for our fiscal year ended June 30, 2010, and (iii) 25,000 that were to vest on December 31, 2011, subject to our achievement of certain net sales and operating income targets for our fiscal year ending June 30, 2011.  On March 31, 2011, our Compensation Committee resolved to cancel the unvested portion of these options.

(3)
On January 3, 2010, Mr. Li was granted performance-based options to purchase 30,194 shares of common stock.  Because we achieved certain net sales and operating income targets for our fiscal year ended June 30, 2010, (i) 10,065 shares vested on September 30, 2010, (ii) 10,065 shares vested on September 30, 2011, and (iii) 10,064 shares were to vest on September 30, 2012.  On March 31, 2011, our Compensation Committee resolved to cancel the unvested portion of these options.

(4)
On January 3, 2010, Mr. Li was granted 75,000 shares of performance-based restricted stock, of which (i) 25,000 shares vested on February 2, 2010, (ii) 25,000 shares vested on December 31, 2010 because we achieved certain net sales and operating income targets for our fiscal year ending June 30, 2010, and (iii) 25,000 shares will vest on December 31, 2011, subject to our achievement of certain net sales and operating income targets for our fiscal year ending June 30, 2011.

(5)
On January 3, 2010, Mr. Li was granted 15,307 shares of performance-based restricted stock.  Because we achieved certain net sales and operating income targets for our fiscal year ended June 30, 2010, (i) 5,103 shares vested on September 30, 2010, (ii) 5,102 shares vested on September 30, 2011, and (iii) 5,102 shares will vest on September 30, 2012.

(6)	On March 31, 2011, Mr. Li was granted 38,000 shares of restricted stock, of which (i) 19,000 shares vested on June 2, 2011, and (ii) 19,000 shares will vest on December 31, 2011.

(7)	On March 31, 2011, Mr. Ren was granted 30,000 shares of restricted stock, of which (i) 15,000 shares vested on June 2, 2011, and (ii) 15,000 shares will vest on December 31, 2011.

Option Exercises and Stock Vested During the Fiscal Year

OPTION EXERCISES AND STOCK VESTED DURING THE FISCAL YEAR

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Tao Li	—	—	49,103	$361,004	(1)

Ken Ren	—	—	15,000	$72,000	(2)

(1)
Represents the vesting of (i) 5,103 shares of restricted stock on September 30, 2010 with a market value of $8.78 per share on such date, (ii) 25,000 shares of restricted stock on December 31, 2010 with a market value of $9.00 per share on such date, and (iii) 19,000 shares of restricted stock on June 2, 2011 with a market value of $4.80 per share on such date.

(2)	Represents the vesting of 15,000 shares of restricted stock on June 2, 2011 with a market value of $4.80 per share on such date.

Securities Authorized for Issuance Under Equity Compensation Plans

As of June 30, 2011, there were outstanding options to purchase an aggregate of 115,099 shares of common stock granted under the Incentive Plan. Options granted in the future under the Incentive Plan are within the discretion of our board of directors or our compensation committee. The following table summarizes the number of shares of our common stock authorized for issuance under our equity compensation plans as of June 30, 2011.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	115,099	$14.67	1,797,406
Equity compensation plans not approved by security holders	—	—	—
Total	115,099	$14.67	1,797,406

Payments upon Termination or Change-in-Control

The following table reflects amounts payable to our Named Executive Officers (1) assuming their employment was terminated without cause on June 30, 2011 and (2) assuming a change in control on June 30, 2011.

Name	Termination Without Cause(1)	Change in Control(2)
Tao Li	$15,750	$244,528(3)
Ken Ren	$10,000	$74,700(4)

(1)	Represents the payments made pursuant to contractual agreements with each Named Executive Officer as described below in this subsection.

(2)
Amounts in this column reflect the value of unvested options and restricted stock that would be accelerated upon a change of control.  For options, the amounts are calculated based on (i) the difference between (a) the closing market price of a share of our common stock on June 30, 2011 and (b) the exercise price per share for an option grant, (ii) multiplied by the number of unvested shares subject to the option grant. For restricted stock, the amounts are calculated based on the closing market price of a share of our common stock on June 30, 2011, multiplied by the number of unvested shares.

(3)	Represents the vesting of 49,102 shares of restricted stock.

(4)	Represents the vesting of 15,000 shares of restricted stock.

Employment Agreements

Tao Li.  Pursuant to the terms of Mr. Li’s employment agreement with Jinong, we may terminate Mr. Li’s employment for any reason upon 30 days prior written notice, in which case no termination payment is due.  Alternatively, we may terminate his employment immediately upon the payment of one month’s salary.  In the case of termination for cause as defined therein, we may terminate Mr. Li’s employment immediately without pay.

Ken Ren. Pursuant to the terms of our employment agreement with Mr. Ren, we may terminate Mr. Ren’s employment for any reason upon 30 days prior written notice, in which case no termination payment is due.  Alternatively, we may terminate his employment immediately upon the payment of one month’s salary.  In the case of termination for cause as defined therein, we may terminate Mr. Ren’s employment immediately without pay.

2009 Equity Incentive Plan Change in Control Provisions

In the event of a change in control of our company, and except as otherwise set forth in the applicable award agreement, all unvested portions of awards shall vest immediately.  Awards, whether or not then vested, shall be continued, assumed, or have new rights as determined by our Compensation Committee or a committee of the Board of Directors designated to administer the Incentive Plan, and restrictions to which any shares of restricted stock or any other award granted prior to the change in control are subject shall not lapse.  Awards shall, where appropriate at the discretion of the Committee, receive the same distribution of our common stock on such terms as determined by the Compensation Committee.  Upon a change in control, the Committee may also provide for the purchase of any awards for an amount of cash per share of common stock issuable under the award equal to the excess of the highest price per share of our common stock paid in any transaction related to a change in control of our company over the exercise price of such award.

Director Compensation

The following table sets forth information concerning cash and non-cash compensation we paid to our directors during the fiscal year ended June 30, 2011.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Yu Hao	$24,000	—	—	—	—	$21,117	(3)	$45,117
Lianfu Liu(4)	$24,000	$42,480	—	—	—	$4,500	(5)	$70,980
Robert B. Fields(6)	$24,000	$42,480	—	—	—	$4,500	(5)	$70,480
Yizhao Zhang(7)	$24,000	$113,200	—	—	—	$4,500	(5)	$141,700

(1)
The amounts reported in this column reflect the fair value on the grant date of the restricted stock awards granted to our directors.  These values are determined by multiplying the number of shares granted by the closing price of our common stock on the trading day immediately preceding the grant date.  The dollar amounts do not necessarily reflect the dollar amounts of compensation actually realized or that may be realized by our directors.

(2)
The amounts reported in this column reflect the fair value on the grant date of the option awards granted to our directors. These values are determined under the principles used to calculate the grant date fair value of equity awards for purposes of our financial statements. The dollar amounts do not necessarily reflect the dollar amounts of compensation actually realized or that may be realized by our directors. For a discussion of the assumptions and methodologies used to value the awards reported in this column, please see Note 14 in Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2011.

(3)	Represents compensation earned as an employee of Shaanxi TechTeam Jinong Humic Acid Product Co., Ltd., our wholly-owned subsidiary

(4)
During the fiscal year ended June 30, 3011, Mr. Liu was granted 6,000 shares of restricted stock (on March 31, 2011) with a grant date fair value of $7.08 per share. As of June 30, 2011, Mr. Liu had outstanding vested options to purchase 6,667 of common stock.  On March 31, 2011, our Compensation Committee cancelled unvested options to purchase 3,333 shares of common stock held by Mr. Liu.

(5)	Represents payments made to our independent directors for attendance at meetings of our Board of Directors and Committees thereof.

(6)
During the fiscal year ended June 30, 3011, Mr. Fields was granted 6,000 shares of restricted stock (on March 31, 2011) with a grant date fair value of $7.08 per share. As of June 30, 2011, Mr. Fields had outstanding vested options to purchase 6,667 shares of common stock.  On March 31, 2011, our Compensation Committee cancelled unvested options to purchase 3,333 shares of common stock held by Mr. Fields.

(7)
During the fiscal year ended June 30, 3011, Mr. Zhang was granted 16,000 shares of restricted stock (on March 31, 2011) with a grant date fair value of $7.08 per share. As of June 30, 2011, Mr. Zhang had outstanding vested options to purchase 6,667 shares of common stock.  On March 31, 2011, our Compensation Committee cancelled unvested options to purchase 3,333 shares of common stock held by Mr. Zhang

The directors will also be reimbursed for all of their out-of-pocket expenses in traveling to and attending meetings of the Board of Directors and committees on which they serve.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee during the fiscal year ended June 30, 2011 were Messrs. Yizhao Zhang, Lianfu Liu, and Robert B. Fields. During the fiscal year ended June 30, 2011:

•	none of the members of the Compensation Committee was an officer (or former officer) or employee of our company or any of its subsidiaries;

•	none of the members of the Compensation Committee had a direct or indirect material interest in any transaction in which we were a participant and the amount involved exceeded $120,000;

•
none of our executive officers served on the compensation committee (or another board committee with similar functions or, if none, the entire Board of Directors) of another entity where one of that entity’s executive officers served on our Compensation Committee;

•	none of our executive officers was a director of another entity where one of that entity’s executive officers served on our Compensation Committee; and

•
none of our executive officers served on the compensation committee (or another board committee with similar functions or, if none, the entire Board of Directors) of another entity where one of that entity’s executive officers served as a director on our Board of Directors.

CORPORATE GOVERNANCE

Independence of the Board of Directors

Our Board of Directors is currently composed of five (5) members. Messrs. Yizhao Zhang, Robert B. Fields and Lianfu Liu qualify as independent directors in accordance with the published listing requirements of the New York Stock Exchange (“NYSE”). Ms. Yiru Shi, a director nominee, also qualifies as an independent director.  The NYSE independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his or her family members has engaged in various types of business dealings with us. In addition, as further required by NYSE rules, our Board of Directors has made an affirmative determination as to each independent director that no relationships exist which, in the opinion of our Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our directors reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities as they may relate to us and our management. Our directors hold office until their successors have been elected and qualified or their earlier death, resignation or removal.

Board Meetings

The Board of Directors held three meetings, either in person or by telephone, in the fiscal year ended June 30, 2011. In addition, the Board of Directors unanimously approved two written consents on matters between meetings. During the fiscal year ended June 30, 2011, each incumbent director attended at least 75% of the aggregate number of meetings of the Board of Directors and applicable committee meetings (held during the period for which he or she was a director) on which he or she served. We do not have a formal policy regarding attendance by members of the Board of Directors at the annual meeting of stockholders, but we encourage all members of the Board of Directors to attend the Meeting.

Board Committees

Our Board of Directors has established the following three standing committees which, pursuant to delegated authority, perform various duties on behalf of and report to the Board of Directors: (i) Audit Committee, (ii) Compensation Committee and (iii) Nominating Committee. From time to time, the Board of Directors may establish other committees.

Audit Committee

The Audit Committee is responsible for: (i) overseeing the corporate accounting and financial reporting practices; (ii) recommending the selection of our registered public accounting firm; (iii) reviewing the extent of non-audit services to be performed by the auditors; and (iv) reviewing the disclosures made in our periodic financial reports. The members of the Audit Committee are Messrs. Yizhao Zhang, Robert B. Fields and Lianfu Liu, each of whom is an independent director within the meaning of the rules of the NYSE and Rule 10A-3 promulgated by the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, the Board of Directors has determined that each of Mr. Zhang and Ms. Shi (as a director nominee) qualifies as an Audit Committee Financial Expert under applicable SEC Rules. The Chairman of the Audit Committee is Mr. Zhang. The Audit Committee held four meetings during the fiscal year ended June 30, 2011. The Audit Committee carries out its responsibilities in accordance with the terms of its Audit Committee Charter, a copy of which was attached as Annex A to our Definitive Proxy Statement on Schedule 14A for our 2010 Annual Meeting, filed with the SEC on October 28, 2010, and is also available on our website at www.cgagri.com.

Compensation Committee

The Compensation Committee determines matters pertaining to the compensation of executive officers and other significant employees, and administers our stock and incentive plans. The members of the Compensation Committee are Messrs. Yizhao Zhang, Robert B. Fields and Lianfu Liu. The Chairman of the Compensation Committee is Mr. Fields. The Compensation Committee held three meetings during the fiscal year ended June 30, 2011. Each of the members of the Compensation Committee is a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, and an “outside director” within the meaning of Section 162(m) under the Internal Revenue Code. The Compensation Committee carries out its responsibilities pursuant to a written charter, a copy of which was attached as Annex C to our Definitive Proxy Statement on Schedule 14A for our 2009 Annual Meeting, filed with the SEC on October 28, 2009, and is also available on our website at www.cgagri.com.

Nominating Committee

The Nominating Committee identifies and nominates candidates to serve on our Board of Directors. The members of the Nominating Committee are Messrs. Yizhao Zhang, Robert B. Fields and Lianfu Liu. The Chairman of the Nominating Committee is Mr. Liu. The Nominating Committee held one meeting during the fiscal year ended June 30, 2011. A copy of our Nominating Committee Charter was attached as Annex B to our Definitive Proxy Statement on Schedule 14A for our 2010 Annual Meeting, filed with the SEC on October 28, 2010, and is also available on our website at www.cgagri.com. See “Director Nominations” below for the procedures for the nomination of directors.

Board Leadership Structure and Board’s Role in the Oversight of Risk Management

Our Board of Directors believes it is important to select our Chairman and our Chief Executive Officer in the manner it considers in the best interests of our company at any given point in time. Due to Mr. Li’s substantial experience in the industry, our Board of Directors has determined that the most effective leadership structure for our company at this time is for Mr. Li to serve as both our Chairman and Chief Executive Officer. Our Board benefits from the Chairman having direct knowledge of the operations of, and opportunities and challenges facing, our business on a regular and company-wide basis.  Mr. Li’s combined role as Chairman and Chief Executive Officer fosters greater communication between the Board and management and provides unified leadership for carrying out our company’s strategic initiatives and business plans.

To counterbalance the potential for ineffective Board oversight, we have adopted a governance structure that includes: (i) a designated lead independent director; (ii) annual elections of directors by a majority of votes cast at the annual meeting of shareholders; (iii) committees composed entirely of independent directors; and (iv) established corporate governance and ethics guidelines. Our Board appointed Mr. Yizhao Zhang to serve as the Board’s lead independent director.  The lead independent director acts as an intermediary between the Board and senior management. Among other things, the lead independent director is responsible for facilitating communication among directors and between the Board and the Chief Executive Officer, working with the Chief Executive Officer to provide an appropriate information flow to the Board, and chairing executive sessions of the independent directors. Executive sessions of our independent directors occur following regularly scheduled quarterly audit committee meetings, and at such other times as the independent directors deem appropriate.  However, the Board of Directors recognizes that circumstances may change over time and as they do, changes to the leadership structure may be warranted.

           The Board has an active role, directly and through its committees, in the oversight of our risk management efforts. The Board carries out this oversight role through several levels of review. The Board regularly reviews and discusses with members of management information regarding the management of risks inherent in the operations of our businesses and the implementation of our strategic plan, including our risk mitigation efforts.

In accordance with corporate governance standards of the NYSE, the Audit Committee charter assigns to that committee the responsibility to review our policies and practices with respect to risk assessment and risk management, including major financial risk exposures, and the steps management has taken to monitor and control such exposures. Additionally, each of the Board’s committees also oversees the management of our risks that are under each committee’s areas of responsibility. For example, the Audit Committee oversees management of accounting, auditing, external reporting, internal controls, and cash investment risks. The Nominating Committee oversees our compliance policies, Code of Conduct, conflicts of interests, director independence and corporate governance policies. The Compensation Committee oversees risks arising from compensation practices and policies. In this manner the Board is able to coordinate its risk oversight.

Director Nominations

The Nominating Committee recommends director candidates and will consider for such recommendation director candidates proposed by management, other directors and stockholders. All director candidates will be evaluated based on the criteria identified below, regardless of the identity of the individual or the entity or person who proposed the director candidate.

The selection of director nominees includes consideration of factors deemed appropriate by the Nominating Committee and the Board of Directors. We may engage a firm to assist in identifying, evaluating, and conducting due diligence on potential board nominees. Factors will include integrity, achievements, judgment, intelligence, personal character, any prior contact or relationship between a candidate and a current or former director or officer of our company, the interplay of the candidate’s relevant experience with the experience of other Board members, the willingness of the candidate to devote adequate time to Board duties and the likelihood that he or she will be willing and able to serve on the Board of Directors for a sustained period. The Nominating Committee will consider the candidate’s independence, as defined by the rules of the SEC and the NYSE. In connection with the selection, due consideration will be given to the Board’s overall balance of diversity of perspectives, backgrounds, and experiences. Experience, knowledge, and skills to be represented on the Board of Directors include, among other considerations, financial expertise (including an “audit committee financial expert” within the meaning of the SEC’s rules), financing experience, related industry experience, strategic planning, business development, and community leadership.

Code of Ethics

We have adopted a Code of Ethics that applies to all of our employees and officers, and the members of our Board of Directors, which was amended and restated in 2010. The Amended and Restated Code of Ethics (the “Code of Ethics”) is available on our website at www.cgagri.com. Printed copies are available upon request without charge. Any amendment to or waiver of the Code of Ethics will be disclosed on our website promptly following the date of such amendment or waiver.

Corporate Governance Guidelines

We have adopted Corporate Governance Guidelines applicable to the management of our company, a copy of which is available on our website at www.cgagri.com. Printed copies are available upon request without charge.

Certain Relationships and Related Transactions

On August 10, 2010, we entered into an agreement with Xi’an Kingtone Information Technology Co., Ltd. (“Kingtone Information”), the contractually-controlled operating subsidiary of Kingtone Wirelessinfo Solution Holding Ltd (“Kingtone Wireless”), a Nasdaq listed company.  Mr. Tao Li, our Chairman and Chief Executive Officer, is the Chairman of Kingtone Wireless.  Pursuant to the agreement, Kingtone Information is responsible for developing certain electronic control systems for Xi’an Hu County Yuxing Agriculture Technology Development Co., Ltd. (“Yuxing”), a wholly-owned subsidiary of Jinong in the PRC.  The total contracted value of this agreement, including value-added taxes and other taxes, is RMB 3.03 million, or approximately $452,000. Work on this project started in August 2010 and is still ongoing. Pursuant to the agreement, Kingtone Information will design, plan, construct and purchase materials for the electronic control systems to be used in 28 greenhouses of Yuxing. The agreement sets forth a warranty period, which is the earlier of (a) 18 months after the construction raw materials are delivered, inspected and accepted, and (b) 12 months after the inspection and acceptance of the work completed. During the warranty period Yuxing is entitled to receive maintenance and repair services at no cost.

Procedures for Approval of Related Party Transactions

In November 2010, we adopted a written Related Party Transactions Policy (the “Policy”).  According to the Policy, a “Related Party Transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we (including any of our subsidiaries) are, were or will be a participant and the amount involved exceeds $120,000, and in which any related party had, has or will have a direct or indirect “material” interest.  The Policy’s definition of a “Related Party” is in line with the definition set forth in the instructions to Item 404(a) of Regulation S-K.

Under the Policy, our Chief Financial Officer is responsible for determining whether a proposed transaction, as submitted by a Related Party is a Related Party Transaction that requires the consideration and discussion of the Audit Committee. The Audit Committee is responsible for evaluating and assessing a proposed transaction based on the facts and circumstances including those listed in the Policy, including comparing the terms of the proposed transaction and the terms available to unrelated third parties or to employees generally.  The Policy states that the Audit Committee  shall approve only those Related Party Transactions that are in, or are not inconsistent with, the best interests of our company and our stockholders.  No member of the Audit Committee shall participate in any review, consideration or approval of any Related Party Transaction in which he or she or any immediate family member directly or indirectly is involved.

In the event that we become aware of a Related Party Transaction that has not been previously approved under the Policy, such transaction will be presented to the Audit Committee.  A Related Party Transaction entered into without pre-approval of the Audit Committee shall not be deemed to violate the Policy, or be invalid or unenforceable, so long as the transaction is brought to the Audit Committee as promptly as reasonably practical after it is entered into and is subsequently ratified by the Audit Committee.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities (“Reporting Persons”), to file reports of ownership and changes in ownership with the SEC. The Reporting Persons are also required to furnish us with copies of all such reports. Based solely on our review of the reports received by us, and written representations from certain Reporting Persons that no other reports were required for those persons, we believe that, during the year ended June 30, 2011, the Reporting Persons met all applicable Section 16(a) filing requirements, other than the following:

Name	Reporting Event

Tao Li
On September 30, 2010, (i) 15,307 shares of performance-based restricted stock held by Mr. Li vested or became reportable in Table I of Form 4, and (ii) performance-based options to purchase 30,194 shares of common stock held by Mr. Li vested or became reportable in Table II of Form 4. A Form 4 reporting these transactions was filed on November 24, 2010.

Tao Li
On December 31, 2010, (i) 25,000 shares of performance-based restricted stock held by Mr. Li vested, and (ii) performance-based options to purchase 25,000 shares of common stock held by Mr. Li vested. A Form 4 reporting this transaction was filed on February 2, 2011.

Yu Hao	On December 31, 2010, 3,333 shares of performance-based restricted stock held by Mr. Hao vested. A Form 4 reporting this transaction was filed on February 2, 2011.

Lianfu Liu
On December 31, 2010, performance-based options to purchase 3,333 shares of common stock held by Mr. Liu vested.  On March 31, 2011, 6,000 shares of restricted stock were granted to Mr. Liu.  A Form 4 reporting these transactions was filed on April 22, 2011.

Robert B. Fields
On December 31, 2010, performance-based options to purchase 3,333 shares of common stock held by Mr. Fields vested.  On March 31, 2011, 6,000 shares of restricted stock were granted to Mr. Fields.  A Form 4 reporting these transactions was filed on April 27, 2011.

Yizhao Zhang
On December 31, 2010, performance-based options to purchase 3,333 shares of common stock held by Mr. Zhang vested.  On March 31, 2011, 16,000 shares of restricted stock were granted to Mr. Zhang.  A Form 4 reporting these transactions was filed on April 28, 2011.

Tao Li
On March 31, 2011, 38,000 shares of restricted stock were granted to Mr. Li.  On March 31, 2011, unvested performance-based options to purchase 20,129 shares of common stock were cancelled by our Compensation Committee.  A Form 4 reporting these transactions was filed on April 22, 2011.

Ken Ren	On March 31, 2011, 30,000 shares of restricted stock were granted to Mr. Ren. A Form 4 reporting this transaction was filed on April 22, 2011.

Communications with the Board

Interested parties may communicate with any of our directors, our Board as a group, our independent directors as a group or any committees of the Board by sending an e-mail to Ms. Jane Zuo, Secretary to the Board of Directors, at jane.zuo@cgagri.com and indicating the intended recipient in the subject line, or by writing to Ms. Zuo at China Green Agriculture, Inc., 3rd Floor, Borough A, Block A. No. 181, South Taibai Road, Xian, Shaanxi Province, People’s Republic of China 710065. The Board has given Ms. Zuo, as Secretary to the Board of Directors, the discretion to distribute communications to the targeted director or directors, after ascertaining whether the communications are appropriate to duties and responsibilities of the Board. Communications that relate to ordinary business matters that are not within the scope of the Board’s responsibilities will be forwarded to the appropriate employee within our company. Solicitations, junk email and obviously frivolous or inappropriate communications will not be forwarded.

Audit Fees

Audit Fees

The aggregate fees billed by Kabani & Company, Inc. for professional services rendered for the audit of our annual financial statements included in our Annual Reports on Form 10-K, for the reviews of the financial statements included in our Quarterly Reports on Form 10-Q, for our Sarbanes-Oxley Act of 2002 compliance audit, and for services in connection with statutory and regulatory filings or engagements were $455,000 and $210,000 for the fiscal years ended June 30, 2011 and 2010, respectively

Audit-Related Fees

The aggregate fees billed by our principal accountants for audit-related services was $10,000 for each of the fiscal years ended June 30, 2011 and 2010.

Tax Fees

We did not engage our principal accountants to provide tax or related services during the last two fiscal years.

All Other Fees

We did not engage our principal accountants to render services to us during the last two fiscal years, other than as reported above.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board is comprised of three non-employee directors, each of whom has been determined by the Board to be “independent” under the meaning of Rule 10A-3(b)(1) under the Exchange Act. Mr. Yizhao Zhang qualifies as a financial expert within the meaning of Item 401(h) of SEC Regulation S-K. The Audit Committee assists the Board’s oversight of the integrity of our financial reports, compliance with legal and regulatory requirements, the qualifications and independence of our independent registered public accounting firm, the audit process, and internal controls. The Audit Committee operates pursuant to a written charter adopted by the Board. The current Audit Committee charter is attached as Annex B to this proxy statement. The Audit Committee is responsible for overseeing our corporate accounting and financial reporting practices, recommending the selection of our registered public accounting firm, reviewing the extent of non-audit services to be performed by the auditors, and reviewing the disclosures made in our periodic financial reports. The Audit Committee also reviews and recommends to the Board that the audited financial statements be included in our Annual Report on Form 10-K.

The Audit Committee: (1) reviewed and discussed the audited financial statements for the year ended June 30, 2011 with management; (2) discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards), as may be modified or supplemented; and (3) received the written disclosures and the letter from the independent accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent accountant its independence.

Based on the review and discussions referred to above, the Audit Committee had recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2011 for filing with the SEC.

The foregoing report has been furnished in October 2011 by the members of the Audit Committee, being:

Yizhao Zhang, Chairman
Robert B. Fields
Lianfu Liu

The foregoing Audit Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other of our filings under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate this Audit Committee Report by reference therein.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended for presentation at next year’s annual meeting of stockholders and intended to be included in our proxy statement and form of proxy relating to that meeting must be received at our executive office by June 30, 2012 and comply with the requirements of Rule 14a-8(e) promulgated under the Exchange Act.  If a stockholder intends to submit a proposal at next year’s annual meeting of stockholders, which proposal is not intended to be included in the our proxy statement and form of proxy relating to that meeting, the stockholder must provide appropriate notice to us not later than September 5, 2012 in order to be considered timely submitted within the meaning of Rule 14a-4(c) of the Exchange Act.   As to all such matters which we do not have notice on or prior to September 5, 2012, discretionary authority shall be granted to the persons designated in our proxy related to the 2012 annual meeting of stockholders to vote on such proposal.

ANNUAL REPORT ON FORM 10-K

We will furnish without charge to each person whose proxy is being solicited, upon the request of such person, a copy of our Annual Report on Form 10-K for the fiscal year ended June 30, 2011, including the financial statements and schedules thereto. Requests for copies of such report should be directed to Mr. Ken Ren, Chief Financial Officer, China Green Agriculture, Inc., 3rd Floor, Borough A, Block A. No. 181, South Taibai Road, Xian, Shaanxi Province, People’s Republic of China 710065, +86-29-88266368.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors has no knowledge of any business which will be presented for consideration at the Meeting other than the election of directors. Should any other matters be properly presented, it is intended that the enclosed proxy will be voted in accordance with the best judgment of the persons voting the proxies.

It is important that the proxies be returned promptly and that your shares be represented at the Meeting. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

October 27, 2011	By Order of the Board of Directors

Tao Li Chairman of the Board

CHINA GREEN AGRICULTURE, INC.
3/F, BOROUGH A, BLOCK A
NO. 181 SOUTH TAIBAI ROAD,
XI'AN 710065 CHINA

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
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VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees

01 Tao Li 02 Yu Hao 03 Yizhao Zhang 04 Lianfu Liu 05 Yiru Shi

02 0000000000

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
2 To approve, by non-binding vote, executive compensation.	☐	☐	☐

The Board of Directors recommends you vote 3 YEARS on the following proposal:

	1 year	2 years	3 years	Abstain
3 To recommend, by non-binding vote, the frequency of executive compensation votes.	☐	☐	☐	☐

NOTE: In their discretion, upon such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here. ☐
(see reverse for instructions)

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Investor Address Line 1
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John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Signature [PLEASE SIGN WITHIN BOX] Date JOB # Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000116642_1 R1.0.0.11699

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com .

CHINA GREEN AGRICULTURE, INC.
Annual Meeting of Stockholders
December 9, 2011 10:00 AM
This proxy is solicited by the Board of Directors

The stockholder hereby appoints Mr. Tao Li and Mr. Ken Ren, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of CHINA GREEN AGRICULTURE, INC. that the stockholder is entitled to vote at the Annual Meeting of stockholders to be held at 10:00 AM local time, on December 9, 2011, at Beijing Gufeng Chemical Products Co., Ltd, No. 6 Mafang Logistics Park, Pinggu, Beijing, People's Republic of China and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDERS. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR EACH PROPOSAL.

Address change/comments:

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(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000116642_2 R1.0.0.11699